Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

The General Partner and Unitholders
AllianceBernstein Holding L.P.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-142202, 333-142199, 033-52387, 333-127223, 333-51418, 333-49392, 333-47194, 333-47665, 333-47667, 033-65932, 033-65930, and 033-28534) on Form S-8 of AllianceBernstein Holding L.P. of our report dated February 24, 2006, with respect to the statements of income, changes in partners’ capital and comprehensive income, and cash flows of AllianceBernstein Holding L.P. for the year ended December 31, 2005, which report appears in the December 31, 2007 Annual Report on Form 10-K of AllianceBernstein Holding L.P.

/s/ KPMG LLP
New York, New York
February 22, 2008

Consent of Independent Registered Public Accounting Firm

The General Partner and Unitholders
AllianceBernstein L.P.:

We consent to the incorporation by reference in the Registration Statements (No. 333-47192) on Form S-8 and (No. 333-64886) on Form S-3 of AllianceBernstein L.P. of our report dated February 24, 2006, with respect to the consolidated statements of income, changes in partners’ capital and comprehensive income and cash flows of AllianceBernstein L.P. and subsidiaries for the year ended December 31, 2005, which report appears in the December 31, 2007 Annual Report on Form 10-K of AllianceBernstein L.P. We also consent to the incorporation by reference of our report dated February 24, 2006 relating to the financial statement schedule, that is referenced in Iterm 15(a) of this Form 10-K.

/s/ KPMG LLP
New York, New York
February 22, 2008